UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 6, 2015 root9B Technologies, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-50502	20-0443575
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

4521 Sharon Road, Suite 300 Charlotte, North Carolina	28211
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (704) 521-8077

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 6, 2015, root9B Technologies, Inc. (the “Corporation”), by and through its wholly owned subsidiary, IPSA International Services, Inc., a Delaware corporation, (“Merger Sub”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with IPSA International, Inc. (“IPSA”), a Nevada corporation. Pursuant to the Merger Agreement, IPSA will be merged with Merger Sub, which will be surviving entity (the “Merger”). On February 9, 2015, the Corporation, Merger Sub and IPSA consummated and closed the Merger.

Pursuant to the terms of the Merger Agreement, upon the closing of the Merger, the Corporation issued ten million shares of the Corporation’s common stock to the stockholders of IPSA (the “Stock Consideration”), as well as paid two million five hundred thousand dollars to such stockholders. Twenty five percent of the Stock Consideration (the “Indemnity Shares”) shall be subject to a pledge agreement (the “Pledge Agreement”) executed by and between the Corporation and the stockholders of IPSA, whereby such Indemnity Shares shall secure the obligations of IPSA to indemnify the Corporation pursuant to the terms of the Merger Agreement.

In conjunction with the closing of the Merger, the Corporation entered into a registration rights agreement with the stockholders of IPSA whereby the Corporation agreed to provide piggyback registration rights to the holders of the Stock Consideration.

The Wachtler Employment Agreement

In connection with the closing of the Merger, on February 9, 2015 the Corporation and Merger Sub entered into an employment agreement with Dan Wachtler, whereby Mr. Wachtler was appointed the Chief Executive Officer of the Merger Sub (the “Wachtler Employment Agreement”). The Wachtler Employment Agreement has an initial term expiring on February 9, 2018, with automatic renewals for additional two year periods unless either party provides six months’ notice of its intent not to renew. The Wachtler Employment Agreement provides for the payment of a base salary of $450,000 per year, with such salary to be increased by 5% per annum for each annual period after the initial term. Mr. Wachtler is eligible to receive an annual bonus of up to 67% of his base salary for each year of the term, as well as a grant of equity in the Corporation each at the discretion of the Board of Directors of the Corporation.  The Wachtler Employment Agreement provides that Mr. Wachtler is entitled to usual and customary benefits. The Wachtler Employment Agreement also provides for certain termination payments upon the termination of Mr. Wachtler’s employment.

In conjunction with the execution of the Wachtler Employment Agreement, on February 9, 2015, the Corporation and Mr. Wachtler executed a Confidentiality, Non-Compete and Non-Solicitation Agreement (the “Wachtler Non-Compete Agreement”).

Equity Financing Transaction

On February 9, 2015, the Corporation entered into a securities purchase agreement (the “Securities Purchase Agreement”) with an accredited investor, an investment advisory client of Wellington Management Company LLP  (the “Investors”) pursuant to which the Corporation issued 5,586,450 shares of the Corporation’s common stock at a purchase price of $1.10 per share. In addition, the Corporation issued warrants to purchase up to 5,135,018 shares of the Corporation’s common stock in the aggregate, at an exercise price of $0.80 per share (the “Warrants”). The Warrants have a term of three years and may be exercised at any time from or after the date of issuance, may be exercised on a cashless basis and contain customary, structural anti-dilution protection

(i.e., stock splits, dividends, etc).  Upon closing of this equity financing, the Company received proceeds of $6,145,095.

The description of the Merger Agreement, Registration Rights Agreement, Wachtler Employment Agreement, Wachtler Non-Compete Agreement, the Securities Purchase Agreement, the Pledge Agreement and the Warrants described in this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, Registration Rights Agreement, Wachtler Employment Agreement, Wachtler Non-Compete Agreement, Securities Purchase Agreement, the Pledge Agreement and Warrants filed as Exhibits 2.1, 10.1, 10.2, 10.3, 10.4, 10.5 and 4.1 respectively to this Current Report on Form 8-K.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information provided in response to Item 1.01 of this report is incorporated by reference into this Item 2.01.

Item 3.02	Unregistered Sales of Equity Securities.

The information provided in response to Item 1.01 of this report is incorporated by reference into this Item 3.02.  The investors in that financing met the accredited investor definition of Rule 501 of the Securities Act of 1933, as amended (the “Securities Act”).  The offer and sale of the common stock and Warrants in the offering were made in reliance on the exemption from registration afforded under Section 4(2) of the Securities Act and/or Rule 506 of Regulation D under the Securities Act.  The Offering was not conducted in connection with a public offering, and no public solicitation or advertisement was made or relied upon by the investor in connection with the offering.  This current report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall such securities be offered or sold in the United States absent registration or an applicable exemption from the registration requirements and certificates evidencing such shares contain a legend stating the same.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 9, 2015, in conjunction with the closing of the Merger, the Board of Directors of the Corporation appointed Dan Wachtler, to serve on the Board of Directors of the Corporation.

Mr. Wachtler was named President and CEO of IPSA in April 2005 and subsequently led a management buy-out of IPSA which closed November 1, 2005.  Mr. Wachtler is a 19-year industry veteran who has served in both sales and operational management roles at IPSA and its former parent company.  He also helped lead IPSA's transition from being an armed protection and investigations based service provider to a high-end investigative and compliance consulting company.  During his tenure as head of marketing, he led IPSA’s re-branding effort and developed the practice groups that remain the core of IPSA’s business. Mr. Wachtler earned a B.A. in Economics from the University of Arizona.

Except as otherwise disclosed in this Current Report, there is no arrangement or understanding between Mr. Wachtler and any other persons pursuant to which Mr. Wachtler was selected as a director, and there are no related party transactions involving Mr. Wachtler that are reportable under Item 404(a) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits

Financial Statements of Business Acquired.

(a)	The Registrant intends to file by amendment the financial statements of IPSA International Inc. required by this item no later than 71 days after the date that this report on Form 8-K must be filed.

(b)	Pro forma financial information

The Registrant intends to file by amendment the required pro forma financial information no later than 71 days after the date that this report on Form 8-K must be filed.

(d) Exhibits.

Exhibit	Description
2.1
Agreement and Plan of Merger by and between root9B Technologies, Inc., a Delaware corporation, IPSA International Services, Inc., a Delaware corporation and IPSA International, Inc., a Nevada corporation, dated February 6, 2015.

4.1	Form of Warrant
10.1	Registration Rights Agreement
10.2	Dan Wachtler Employment Agreement, dated February 9, 2015
10.3	Dan Wachtler Confidentiality, Non-Compete and Non-Solicitation Agreement, dated February 9, 2015
10.4	Securities Purchase Agreement
10.5	Pledge Agreement
SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ROOT9B TECHNOLOGIES, INC.
/s/ Joseph J. Grano
Dated: February 9, 2015	By:	Joseph J. Grano
Chief Executive Officer